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                                                                                                      EXHIBIT 11



                            ALEXANDER & BALDWIN, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                     (In millions, except per share amounts)
-------------------------------------------------------------------------------------------------------------------

                                                          Three Months Ended                 Six Months Ended
                                                               June 30,                          June 30,
                                                        2003             2002             2003             2002
                                                        ----             ----             ----             ----

Basic Earnings Per Share

    Net income                                         $   23.2         $    13.2       $    40.8        $    23.0
                                                       ========         =========       =========        =========

    Average number of shares outstanding                   41.4              41.0            41.4             40.8
                                                       ========         =========       =========        =========

    Basic earnings per share                           $    0.56        $     0.32      $     0.99       $     0.56
                                                       =========        ==========      ==========       ==========

Diluted Earnings Per Share

    Net income                                         $   23.2         $    13.2       $    40.8        $    23.0
                                                       ========         =========       =========        =========

    Average number of shares outstanding                   41.4              41.0            41.4             40.8

    Effect of assumed exercise of outstanding
        stock options                                       0.2               0.4             0.2              0.3
                                                       --------         ---------       ---------        ---------

    Average number of shares outstanding
        after assumed exercise of
        outstanding stock options                          41.6              41.4            41.6             41.1
                                                       ========         =========       =========        =========

    Diluted earnings per share                         $    0.56        $     0.32      $     0.98       $     0.56
                                                       =========        ==========      ==========       ==========

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